Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports fourth quarter and full year fiscal 2020 results

LOS ANGELES (Nov. 16, 2020) — AECOM (NYSE:ACM), the world’s premier infrastructure consulting firm, today reported fourth quarter and full year fiscal 2020 results.

	Fourth Quarter Fiscal 2020				Full Year Fiscal 2020
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,569	--	2%	--	$13,240	--	(3%)	--
Net Service Revenue (NSR)[2]	--	$1,564	--	(8%3)	--	$6,177	--	(2%3)
Operating Income	$65	$170	(50%)	(2%)	$381	$629	(4%)	16%
Segment Operating Margin[4] (NSR)	--	12.7%	--	-10 bps	--	12.3%	--	+160 bps
Net Income	$0	$97	NM	(7%)	$170	$347	(19%)	17%
EPS (Fully Diluted)	$0.00	$0.60	NM	(8%)	$1.06	$2.15	(20%)	16%
EBITDA[5]	--	$204	--	0%	--	$746	--	14%
Operating Cash Flow	$649	--	(18%)	--	$330	--	(58%)	--
Free Cash Flow[6]	--	$619	--	(21%)	--	$341	--	(51%)
Backlog	$41,173	--	13%[7]	--

Full Year Fiscal 2020 Accomplishments

•	Revenue was $13.2 billion, and net service revenue[2] of $6.2 billion declined by 2% compared to the prior year on an organic basis[3].

•	Operating income was $381 million and net income decreased by 19% to $170 million; diluted earnings per share was $1.06 and adjusted[1] diluted earnings per share was $2.15.

•	Adjusted[1] EBITDA[5] exceeded the Company’s guidance, increasing by 14% to $746 million, marking a new high for the Professional Services business;

•	The operating income margin decreased by 190 basis points to 1.8% in the fourth quarter and was unchanged with the prior year at 2.9% for the full year.

•	The segment adjusted[1] operating margin[4] on NSR[2] increased by 160 basis points to 12.3%, also a new high for the Professional Services business and 60 basis points above the Company’s prior guidance.

•	Operating cash flow was $330 million and free cash flow[6] was $341 million, which exceeded the Company’s guidance range and included $619 million of free cash flow in fourth quarter.

•	The Company expects to a deliver 9% adjusted EBITDA[1] growth and 23% adjusted EPS[1] growth in fiscal 2021 at the mid-point of its respective guidance ranges.

•	The Company has executed $455 million of stock repurchases since the beginning of September 2020, which reduced the diluted share count by approximately 6.5% to date.

•	Consistent with its plan to return substantially all available cash and free cash flow to shareholders, the Company announced today an increase to the existing remaining Board repurchase authorization from $305 million to $1 billion, positioning the Company to continue repurchase substantial stock in fiscal 2021.

•	In October 2020, the Company continued its transformation to a higher-margin and lower-risk Professional Services business with the completed disposition of the Power construction business and in January 2020 the completed sale of the Management Services business.

•	The Company also announced today its Think and Act Globally strategy aimed at setting a new standard of excellence for the Professional Services industry by extending its global expertise to each of its projects and clients around the world through enhanced collaboration, transforming the way it delivers work through technology and digital platforms, and enhancing its position as a leading ESG company.

1

Fiscal 2021 Financial Guidance

•	The Company expects in fiscal 2021 adjusted net income[1] of between $390 million and $420 million, adjusted EPS[1] of between $2.55 and $2.75, and adjusted[1] EBITDA[5] of between $790 million and $830 million.

–	At the mid-point of its respective ranges, the Company is forecasting 9% adjusted EBITDA growth and 23% adjusted EPS growth over fiscal 2020.

–	This guidance includes an expected additional 90 basis point improvement in the segment adjusted[1] operating margin[4] to 13.2%, reflecting the benefits from restructuring actions taken in FY’20 that are expected to contribute to improved margins in both the Company’s Americas and International segments.

–	The Company’s adjusted EPS guidance assumes an average diluted share count of 153 million, which is inclusive of shares repurchased through November 13, 2020.

•	The Company also provided guidance for fiscal 2021 free cash flow[6] of between $425 million and $625 million, which is consistent with the highly cash generative nature of the Professional Services business. The guidance is based on anticipated cash flow from operations of $535 million to $735 million less capital expenditures, net of proceeds from disposal, of approximately $110 million.

•	Underlying the Company’s confidence in fiscal 2021 and beyond are several favorable attributes inherent in its Professional Services business that allow for consistent performance through periods of uncertainty, including an agile workforce with a proven ability to remain productive while working remotely, a consolidated design business under one global organization, a highly variable cost structure, a substantial backlog with several years of visibility and a highly cash generative business profile.

“I am incredibly proud of how our teams responded to the unprecedented challenges of the past year to deliver for our clients and communities and to position the business for continued success in 2021 and beyond,” said Troy Rudd, AECOM’s chief executive officer. “I am grateful to our professionals for their focus on the health safety of their families and clients, and on the health of our business. We are committed to setting a new standard of excellence in the Professional Services industry.”

“Our teams are energized by our achievements in fiscal 2020 and in the opportunities that lay ahead,” said Lara Poloni, AECOM’s president. “We are focusing on the best market opportunities and removing barriers that hindered our ability to deliver our global expertise to each of our local projects. Our efforts on ESG are just one example of where we have assembled global teams to both advance ESG within AECOM and also shape how our clients achieve their sustainability and social visions.”

“We delivered strong EBITDA growth and free cash flow, which, along with the sale of the Management Services, contributed to a substantial debt reduction and the commencement of share repurchases,” said Gaurav Kapoor, AECOM’s chief financial officer. “We remain focused on the health of our people and continuing to build the strength of our business. We are committed to promoting a culture of continuous margin improvement as we march towards our 15% long-term target, and returning substantially all available cash and free cash flow to investors through share repurchases. The Board has authorized an increase to the existing share repurchase program to $1 billion, creating the authority to continue to repurchase stock with substantially all available cash and free cash flow.”

Wins and Backlog

Full year wins of $18.2 billion resulted in a book-to-burn ratio8 of 1.3, which was highlighted by a 1.4 book-to-burn ratio in the Americas segment. Total backlog remains at near-record levels and increased by 13%7 over the prior year to $41.2 billion. In addition, contracted backlog increased by 12% over the prior year, providing for solid levels of visibility.

Business Segments

AECOM is a Professional Services firm that delivers planning, design, engineering, consulting and construction management services to public- and private-sector clients worldwide in markets spanning transportation, buildings, water, governments, energy and the environment.

AECOM reports its financial results based on three segments: Americas, which consists of the Company’s business in the United States, Canada and Latin America; International, which consists of the Company’s business in Europe, the Middle East, Africa and the Asia-Pacific regions; and AECOM Capital.

In addition, the Management Services (MS) business, which was sold in January 2020, and the at-risk, self-perform construction businesses that the Company has either exited or intends to exit are reported as discontinued operations.

2

Americas

Revenue in the fourth quarter was $2.7 billion, a 2% increase from the prior year. Full year revenue was $10.1 billion, a 2% decrease from the prior year.

Net service revenue2 was $929 million in the fourth quarter, a 6% decrease from the prior year on a constant-currency organic basis3. Full year net service revenue was $3.7 billion, which declined by 1% on a constant-currency organic basis and included a slight decline in the Americas design business, which was partially offset by growth in the Construction Management business.

Fourth quarter operating income was $153 million compared to $149 million in the year-ago period. On an adjusted basis1, operating income was $157 million compared to $163 million in the year-ago period. For the full year, operating income was $600 million compared to $518 million in the prior year. On an adjusted basis, full year operating income was $619 million compared to $555 million in the prior year. The full year adjusted operating margin on an NSR2 basis of 16.8% was a 160 basis point increase over the prior year, which reflects the benefits of the many strategic actions taken to enhance margins and is a new high for the Company on both a GAAP and adjusted basis.

International

Revenue in the fourth quarter was $831 million, which was unchanged over the prior year. Full year revenue was $3.1 billion, a 5% decrease from the prior year.

Net service revenue2 was $630 million in the fourth quarter, a 11% decrease from the prior year on a constant-currency organic3 basis. Full year net service revenue was $2.5 billion, a 4% decrease from the prior year on a constant-currency organic basis, which included single-digit declines in both the EMEA and Asia-Pacific regions.

Fourth quarter operating income was $40 million compared to $35 million in the year-ago period. On an adjusted basis1, operating income was $41 million compared to $37 million in the year-ago period. Full year operating income was $137 million compared to $105 million in the prior year. On an adjusted basis, full year operating income was $142 million compared to $110 million in the prior year. The full year adjusted operating margin on an NSR2 basis increased by 150 basis points over the prior year to 5.7%. The benefits of real estate restructuring, a streamlined G&A structure and ongoing exit from more than 30 countries enabled the Company to deliver margin improvement despite a decline in revenue. Continued improvement in the Company’s International margins towards a long-term target of double-digit margins remains a key priority.

AECOM Capital

The AECOM Capital segment invests in and develops real estate projects. Revenue in the fourth quarter was $5.6 million and operating income was $11.0 million, which benefitted from the sale of property investments that generated a greater than 20% IRR. Full year operating income was $13.0 million. The Company expects between $5 million and $10 million of AECOM Capital earnings in fiscal 2021.

Discontinued Operations

Following the close of the fourth quarter, AECOM closed on the sale of the Power construction business. Results for discontinued operations included a $247 million impairment to assets held for sale as part of the Company’s continued progress to exit its self-perform, at-risk construction businesses.

Cash Flow

Operating cash flow for the fourth quarter was $649 million and free cash flow6 was $619 million. Full year operating cash flow was $330 million and free cash flow was $341 million, which exceeded the high end of the Company’s guidance range. The Company’s full year free cash flow included the receipt of $122 million in connection with a previously announced favorable net working capital purchase price adjustment collected in May 2020 in connection with the sale of the Management Services business, which is included in the investing section of the cash flow statement in accordance with GAAP.

Balance Sheet & Capital Allocation

As of September 30, 2020, inclusive of discontinued operations, AECOM had $1.8 billion of total cash and cash equivalents, $2.1 billion of total debt, $250 million of net debt and was undrawn under its $1.35 billion revolving credit facility. Gross leverage9 declined to 2.7x and net leverage9 declined to 0.3x.

With the expected continued strong cash generation in the business and substantial access to liquidity, the Company has executed $455 million of stock repurchases since the beginning of September, which reduced its diluted share count by approximately 6.5%. The Company remains committed to returning substantially all available cash and free cash flow to shareholders through stock repurchases. In November, the Board approved an increase to the existing repurchase authorization to $1 billion.

3

Tax Rate

The effective tax rate was 79.8% in the fourth quarter and 19.7% in the full year. The fourth quarter effective tax rate was influenced by non-deductible expenses and foreign earnings taxed in the United States. On an adjusted basis, the effective tax rate was 30.0% in the fourth quarter and 28.5% in the full year. The adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income.10 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Restructuring Update

AECOM continues to advance its previously announced restructuring actions that are expected to deliver continued substantial margin improvement and efficiencies that result in a more agile organization. As a result, the Company expects to incur restructuring expenses in fiscal 2021 of between $30 million and $50 million, which will be excluded from the Company’s adjusted results.

Conference Call

AECOM is hosting a conference call today at 12 p.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of non-operating items, such as non-core operating losses and transaction-related expenses, restructuring costs and other items. See Regulation G Information for a complete reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, net of subcontractor and other direct costs.

3 Organic growth is calculated at constant currency, reflects revenue associated with continuing operations and excludes the impact of the 53rd week in the fourth quarter of fiscal 2020. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

4 Reflects segment operating performance, excluding AECOM Capital.

5 Net income before interest expense, tax expense, depreciation and amortization.

6 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals and includes the receipt of a favorable $122 million net working capital purchase price adjustment collected in May 2020 in connection with the sale of the Management Services (MS) business. The working capital adjustment represents the recovery of an operating cash flow shortfall of the MS business prior to its sale.

7 On a constant-currency basis.

8 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

9 Gross leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, which excludes stock-based compensation, and total debt on the Company’s financial statements; net leverage is defined similarly but is also net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure consulting firm, delivering professional services throughout the project lifecycle – from planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, energy and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical expertise and innovation, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.2 billion in fiscal year 2020. See how we deliver what others can only imagine at aecom.com and @AECOM.

4

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, coronavirus impacts, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays or reductions in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, adjusted EPS, adjusted net/operating income and adjusted tax rate to exclude the impact of non-operating items, such as amortization expense, taxes and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present constant currency information to help assess how our underlying businesses performed excluding the effect of foreign currency rate fluctuations to aid investors in better understanding our international operational performance. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

5

AECOM

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2019	Sep 30, 2020	% Change	Sep 30, 2019	Sep 30, 2020	% Change
Revenue	$3,513,483	$3,568,950	1.6%	$13,642,455	$13,239,976	(3.0)%
Cost of revenue	3,323,916	3,379,082	1.7%	13,030,800	12,530,416	(3.8)%
Gross profit	189,567	189,868	0.2%	611,655	709,560	16.0%
Equity in earnings of joint ventures	16,902	16,775	(0.8)%	49,320	48,781	(1.1)%
General and administrative expenses	(37,256)	(49,402)	32.6%	(148,123)	(188,535)	27.3%
Restructuring costs	(16,276)	(91,907)	464.7%	(95,446)	(188,345)	97.3%
Gain on disposal activities	3,590	—	(100.0)%	3,590	—	(100.0)%
Impairment of long-lived assets	(24,900)	—	(100.0)%	(24,900)	—	(100.0)%
Income from operations	131,627	65,334	(50.4)%	396,096	381,461	(3.7)%
Other income	3,481	1,499	(56.9)%	14,556	11,056	(24.0)%
Interest expense	(40,153)	(47,501)	18.3%	(161,482)	(159,914)	(1.0)%
Income from continuing operations before taxes	94,955	19,332	(79.6)%	249,170	232,603	(6.6)%
Income tax expense for continuing operations	16,612	15,427	(7.1)%	13,498	45,753	239.0%
Net income from continuing operations	78,343	3,905	(95.0)%	235,672	186,850	(20.7)%
Net loss from discontinued operations	(526,326)	(227,896)	(56.7)%	(419,662)	(340,591)	(18.8)%
Net loss	(447,983)	(223,991)	(50.0)%	(183,990)	(153,741)	(16.4)%
Net income attributable to noncontrolling interest from continuing operations	(6,780)	(3,970)	(41.4)%	(24,710)	(16,398)	(33.6)%
Net income attributable to noncontrolling interest from discontinued operations	(19,389)	(2,226)	(88.5)%	(52,350)	(16,231)	(69.0)%
Net income attributable to noncontrolling interest	(26,169)	(6,196)	(76.3)%	(77,060)	(32,629)	(57.7)%
Net income (loss) attributable to AECOM from continuing operations	71,563	(65)	(100.1)%	210,962	170,452	(19.2)%
Net loss attributable to AECOM from discontinued operations	(545,715)	(230,122)	(57.8)%	(472,012)	(356,822)	(24.4)%
Net loss attributable to AECOM	$(474,152)	$(230,187)	(51.5)%	$(261,050)	$(186,370)	(28.6)%

Net income (loss) attributable to AECOM per share:
Basic
Continuing operations	$0.45	$—	(100.0)%	$1.34	$1.07	(20.1)%
Discontinued operations	(3.46)	(1.44)	(58.4)%	(3.00)	(2.24)	(25.3)%
Basic earnings per share	$(3.01)	$(1.44)	(52.2)%	(1.66)	(1.17)	(29.5)%

Diluted
Continuing operations	$0.44	$—	(100.0)%	$1.32	$1.06	(19.7)%
Discontinued operations	(3.39)	(1.44)	(57.5)%	(2.95)	(2.22)	(24.7)%
Diluted earnings (loss) per share	$(2.95)	$(1.44)	(51.2)%	$(1.63)	$(1.16)	(28.8)%

Weighted average shares outstanding:
Basic	157,709	160,020	1.5%	157,044	159,005	1.2%
Diluted	160,929	160,020	(0.6)%	159,684	161,292	1.0%

AECOM

Balance Sheet Information

(in thousands)

	September 30, 2019	September 30, 2020
Balance Sheet Information:
Total cash and cash equivalents	$885,639	$1,708,332
Accounts receivable and contract assets – net	4,451,022	4,402,277
Working capital	1,072,891	1,439,912
Total debt, excluding unamortized debt issuance costs	3,352,464	2,085,017
Total assets	14,550,908	12,998,951
Total AECOM stockholders’ equity	3,690,576	3,292,558

AECOM

Reportable Segments

(in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended September 30, 2020
Revenue	$2,732,266	$831,105	$5,579	$—	$3,568,950
Cost of revenue	2,582,081	797,001	—	—	3,379,082
Gross profit	150,185	34,104	5,579	—	189,868
Equity in earnings of joint ventures	2,493	5,597	8,685	—	16,775
General and administrative expenses	—	—	(3,239)	(46,163)	(49,402)
Restructuring costs	—	—	—	(91,907)	(91,907)
Income (loss) from operations	$152,678	$39,701	$11,025	$(138,070)	$65,334

Gross profit as a % of revenue	5.5%	4.1%	—	—	5.3%

Three Months Ended September 30, 2019
Revenue	$2,681,902	$830,245	$1,336	$—	$3,513,483
Cost of revenue	2,527,292	796,624	—	—	3,323,916
Gross profit	154,610	33,621	1,336	—	189,567
Equity in earnings of joint ventures	4,915	2,245	9,742	—	16,902
General and administrative expenses	—	—	(26)	(37,230)	(37,256)
Restructuring costs	—	—	—	(16,276)	(16,276)
Gain on disposal activities	—	3,590	—	—	3,590
Impairment of long-lived assets	(10,800)	(4,400)	—	(9,700)	(24,900)
Income (loss) from operations	$148,725	$35,056	$11,052	$(63,206)	$131,627

Gross profit as a % of revenue	5.8%	4.0%	—	—	5.4%

AECOM

Reportable Segments

(in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Twelve Months Ended September 30, 2020
Revenue	$10,131,479	$3,101,682	$6,815	$—	$13,239,976
Cost of revenue	9,550,978	2,979,438	—	—	12,530,416
Gross profit	580,501	122,244	6,815	—	709,560
Equity in earnings of joint ventures	19,816	14,269	14,696	—	48,781
General and administrative expenses	—	—	(8,511)	(180,024)	(188,535)
Restructuring costs	—	—	—	(188,345)	(188,345)
Income (loss) from operations	$600,317	$136,513	$13,000	$(368,369)	$381,461

Gross profit as a % of revenue	5.7%	3.9%	—	—	5.4%

Contracted backlog	$15,796,146	$3,745,064	—	—	$19,541,210
Awarded backlog	20,108,489	982,591	—	—	21,091,080
Unconsolidated JV backlog	540,605	—	—	—	540,605
Total backlog	$36,445,240	$4,727,655	—	—	$41,172,895

Twelve Months Ended September 30, 2019
Revenue	$10,382,605	$3,251,651	$8,199	$—	$13,642,455
Cost of revenue	9,871,090	3,159,710	—	—	13,030,800
Gross profit	511,515	91,941	8,199	—	611,655
Equity in earnings of joint ventures	17,677	13,903	17,740	—	49,320
General and administrative expenses	—	—	(4,926)	(143,197)	(148,123)
Restructuring costs	—	—	—	(95,446)	(95,446)
Gain on disposal activities	—	3,590	—	—	3,590
Impairment of long-lived assets	(10,800)	(4,400)	—	(9,700)	(24,900)
Income (loss) from operations	$518,392	$105,034	$21,013	$(248,343)	$396,096

Gross profit as a % of revenue	4.9%	2.8%	—	—	4.5%

Contracted backlog	$13,854,420	$3,645,322	—	—	$17,499,742
Awarded backlog	17,216,081	818,964	—	—	18,035,045
Unconsolidated JV backlog	993,204	—	—	—	993,204
Total backlog	$32,063,705	$4,464,286	—	—	$36,527,991

AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Revenue, Net of Subcontractor and Other Direct Costs (NSR)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020
Americas
Revenue	$2,681.9	$2,471.5	$2,732.3	$10,382.6	$10,131.5
Less: subcontractor and other direct costs	1,761.3	1,548.5	1,803.2	6,737.9	6,440.6
Revenue, net of subcontractor and other direct costs	$920.6	$923.0	$929.1	$3,644.7	$3,690.9

International
Revenue	$830.2	$718.0	$831.1	$3,251.7	$3,101.7
Less: subcontractor and other direct costs	184.7	128.5	201.3	682.0	622.5
Revenue, net of subcontractor and other direct costs	$645.5	$589.5	$629.8	$2,569.7	$2,479.2

Segment Performance (excludes ACAP)
Revenue	$3,512.1	$3,189.5	$3,563.4	$13,634.3	$13,233.2
Less: subcontractor and other direct costs	1,946.0	1,677.0	2,004.5	7,419.9	7,063.1
Revenue, net of subcontractor and other direct costs	$1,566.1	$1,512.5	$1,558.9	$6,214.4	$6,170.1

Consolidated
Revenue	$3,513.4	$3,189.7	$3,569.0	$13,642.5	$13,240.0
Less: subcontractor and other direct costs	1,946.0	1,677.0	2,004.5	7,419.9	7,063.1
Revenue, net of subcontractor and other direct costs	$1,567.4	$1,512.7	$1,564.5	$6,222.6	$6,176.9

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020
Short-term debt	$47.9	$10.4	$0.2
Current portion of long-term debt	50.5	14.3	20.7
Long-term debt, gross	3,254.1	2,071.6	2,064.1
Total debt, excluding unamortized debt issuance costs	3,352.5	2,096.3	2,085.0
Less: Total cash and cash equivalents	885.6	1,331.3	1,708.3
Net debt	$2,466.9	$765.0	$376.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Twelve Months Ended
	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020
Net cash provided by operating activities	$793.7	$186.3	$649.3	$777.6	$329.6
Capital expenditures, net	(14.3)	(36.3)	(30.0)	(83.4)	(110.8)
Working capital adjustment from sale of Management Services business	—	122.0	—	—	122.0
Free cash flow	$779.4	$272.0	$619.3	$694.2	$340.8

Note: Variances within tables are due to rounding.

10

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$131.6	$118.9	$65.3	$396.1	$381.5
Noncore operating losses & transaction related expenses	(1.2)	–	–	4.5	5.6
Accelerated depreciation of project management tool	–	11.3	6.9	–	29.5
Impairment of long-lived assets	24.9	–	–	24.9	–
Restructuring costs	16.2	20.3	91.9	95.4	188.3
Gain on disposal activities	(3.6)	–	–	(3.6)	–
Amortization of intangible assets	6.2	5.9	5.8	25.2	24.0
Adjusted income from operations	$174.1	$156.4	$169.9	$542.5	$628.9

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$94.9	$87.1	$19.3	$249.1	$232.6
Noncore operating losses & transaction related expenses	(1.2)	–	–	4.5	5.6
Accelerated depreciation of project management tool	–	11.3	6.9	–	29.5
Impairment of long-lived assets	24.9	–	–	24.9	–
Restructuring costs	16.2	20.3	91.9	95.4	188.3
Gain on disposal activities	(3.6)	–	–	(3.6)	–
Amortization of intangible assets	6.2	5.9	5.8	25.2	24.0
Financing charges in interest expense	3.4	1.3	18.6	10.7	22.8
Adjusted income from continuing operations before taxes	$140.8	$125.9	$142.5	$406.2	$502.8

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense (benefit) for continuing operations	$16.6	$(7.2)	$15.5	$13.5	$45.8
Tax effect of the above adjustments*	9.6	9.9	32.7	39.6	69.2
Valuation allowances and other tax only items	3.6	31.7	(6.7)	30.2	23.5
Adjusted income tax expense for continuing operations	$29.8	$34.4	$41.5	$83.3	$138.5

*Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interest from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(6.8)	$(3.1)	$(4.0)	$(24.7)	$(16.4)
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.1)	(0.2)	(0.6)	(0.5)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(7.0)	$(3.2)	$(4.2)	$(25.3)	$(16.9)

Reconciliation of Net Income (Loss) Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income (loss) attributable to AECOM from continuing operations	$71.5	$91.1	$(0.1)	$210.9	$170.4
Noncore operating losses & transaction related expenses	(1.2)	–	–	4.5	5.6
Accelerated depreciation of project management tool	–	11.3	6.9	–	29.5
Impairment of long-lived assets	24.9	–	–	24.9	–
Restructuring costs	16.2	20.3	91.9	95.4	188.3
Gain on disposal activities	(3.6)	–	–	(3.6)	–
Amortization of intangible assets	6.2	5.9	5.8	25.2	24.0
Financing charges in interest expense	3.4	1.3	18.6	10.7	22.8
Tax effect of the above adjustments*	(9.6)	(9.8)	(32.7)	(39.7)	(69.2)
Valuation allowances and other tax only items	(3.6)	(31.7)	6.7	(30.2)	(23.5)
Amortization of intangible assets included in NCI, net of tax	(0.2)	(0.1)	(0.2)	(0.6)	(0.5)
Adjusted net income attributable to AECOM from continuing operations	$104.0	$88.3	$96.9	$297.5	$347.4

*	Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above. Note: Variances within tables are due to rounding.

11

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$0.44	$0.56	$–	$1.32	$1.06
Per diluted share adjustments:
Noncore operating losses & transaction related expenses	–	–	–	0.02	0.03
Accelerated depreciation of project management tool	–	0.07	0.04	–	0.18
Impairment of long-lived assets	0.15	–	–	0.16	–
Restructuring costs	0.10	0.13	0.57	0.60	1.17
Gain on disposal activities	(0.02)	–	–	(0.02)	–
Amortization of intangible assets	0.04	0.04	0.04	0.16	0.15
Financing charges in interest expense	0.02	0.01	0.11	0.07	0.14
Tax effect of the above adjustments*	(0.06)	(0.06)	(0.20)	(0.25)	(0.43)
Valuation allowances and other tax only items	(0.02)	(0.20)	0.04	(0.19)	(0.15)
Amortization of intangible assets included in NCI, net of tax	–	–	–	(0.01)	–
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.65	$0.55	$0.60	$1.86	$2.15
Weighted average shares outstanding – basic	157.7	160.1	160.0	157.0	159.0
Weighted average shares outstanding – diluted	160.9	161.8	162.0	159.7	161.3

* Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income attributable to AECOM from continuing operations	$71.5	$91.1	$(0.1)	$210.9	$170.4
Income tax expense (benefit)	16.6	(7.2)	15.5	13.5	45.8
Income attributable to AECOM	88.1	83.9	15.4	224.4	216.2
Depreciation and amortization expense[1]	70.6	51.3	51.6	196.5	192.7
Interest income[2]	(3.0)	(2.6)	(0.8)	(11.1)	(10.4)
Interest expense	40.2	34.9	47.5	161.6	159.8
Amortized bank fees included in interest expense	(3.4)	(1.3)	(1.6)	(10.7)	(6.2)
EBITDA	192.5	166.2	112.1	560.7	552.1
Noncore operating losses & transaction related expenses	(1.2)	–	–	4.5	5.6
Impairment of long-lived assets	24.9	–	–	24.9	–
Restructuring costs	16.2	20.3	91.9	95.4	188.4
Gain on disposal activities	(3.6)	–	–	(3.6)	–
Depreciation expense included in above adjustments	(24.9)	–	–	(24.9)	–
Adjusted EBITDA	203.9	186.5	204.0	657.0	746.1
Other income	(3.5)	(3.1)	(1.5)	(14.7)	(11.0)
Depreciation expense[1]	(36.3)	(32.8)	(37.6)	(136.4)	(133.5)
Interest income[2]	3.0	2.6	0.8	11.2	10.4
Noncontrolling interest in income of consolidated subsidiaries, net of tax	6.8	3.1	4.0	24.9	16.5
Amortization of intangible assets included in NCI	0.2	0.1	0.2	0.5	0.4
Adjusted income from operations	$174.1	$156.4	$169.9	$542.5	$628.9

[1] Excludes depreciation from noncore operating losses and accelerated depreciation of project management tool [2] Included in other income Note: Variances within tables are due to rounding.

AECOM
Regulation G Information
(in millions, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2019	Jun 30, 2020	Sep 30, 2020	Sep 30, 2019	Sep 30, 2020
Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$148.7	$160.8	$152.6	$518.4	$600.3
Noncore operating losses & transaction related expenses	(0.9)	–	–	6.6	–
Impairment of long-lived assets	10.8	–	–	10.8	–
Amortization of intangible assets	4.8	4.5	4.4	19.2	18.4
Adjusted income from operations	$163.4	$165.3	$157.0	$555.0	$618.7

International Segment:
Income from operations	$35.0	$32.3	$39.7	$105.0	$136.5
Noncore operating losses & transaction related expenses	(0.3)	–	–	(2.1)	(0.1)
Impairment of long-lived assets	4.4	–	–	4.4	–
Gain on disposal activities	(3.6)	–	–	(3.6)	–
Amortization of intangible assets	1.4	1.4	1.4	6.0	5.6
Adjusted income from operations	$36.9	$33.7	$41.1	$109.7	$142.0

Segment Performance (excludes ACAP):
Income from operations	$183.7	$193.1	$192.3	$623.4	$736.8
Noncore operating losses & transaction related expenses	(1.2)	–	–	4.5	(0.1)
Impairment of long-lived assets	15.2	–	–	15.2	–
Gain on disposal activities	(3.6)	–	–	(3.6)	–
Amortization of intangible assets	6.2	5.9	5.8	25.2	24.0
Adjusted income from operations	$200.3	$199.0	$198.1	$664.7	$760.7

Note:  Variances within tables are due to rounding.

AECOM

Regulation G Information

Reconciliation of FY21 GAAP EPS Guidance to Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2021
GAAP EPS Guidance	$2.25 to $2.45
Adjusted EPS Excludes:
Amortization of intangible assets	$0.13
Amortization of deferred financing fees	$0.03
Restructuring	$0.26
Tax effect of the above items	($0.12)
Adjusted EPS Guidance	$2.55 to $2.75

Reconciliation of FY21 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance to Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
GAAP net income attributable to AECOM from continuing operations guidance*	$344 to $375
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$20
Amortization of deferred financing fees	$5
Restructuring*	$40
Tax effect of the above items	($19)
Adjusted net income attributable to AECOM from continuing operations	$390 to $421
Adjusted EBITDA excludes:
Adjusted interest expense, net	$112
Depreciation	$132
Income tax expense	$156 to $165
Adjusted EBITDA Guidance	$790 to $830

*Calculated based on the mid-point of AECOM’s fiscal year 2021 guidance.

Reconciliation of FY21 GAAP Interest Expense Guidance to Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
GAAP Interest Expense Guidance	$121
Financing charges in interest expense	$(5)
Interest income	$(4)
Adjusted Interest Expense Guidance	$112

Reconciliation of FY21 Operating Cash Flow Guidance to Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2021
Operating Cash Flow Guidance	$535 to $735
Capital expenditures, net of proceeds from disposals	($110)
Free Cash Flow Guidance	$425 to $625

Reconciliation of Income from Operations as a % of Revenue to Segment Adjusted Operating Income as a % of Net Service Revenue

Fiscal Year End 2021
Income from operations as a % of revenue	4.7%
ACAP income from operations	(0.1%)
Corporate net expenses	1.1%
Restructuring expenses	0.3%
Subcontractor and other direct costs	7.0%
Amortization of intangibles assets	0.2%
Segment adjusted operating income as a % of net service revenue	13.2%

Note: Variances within tables are due to rounding.